Exhibit 3.1

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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HealthWarehouse.com, Inc.

 COMMON STOCK PURCHASE WARRANT

Number of shares:	250,000

Holder:	Melrose Capital Advisors, LLC

Grant Date:	November 11, 2015

Expiration Date:	November 11, 2020

Exercise Price Per Share:	$0.12 (Twelve cents per share)

HealthWarehouse.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, Melrose Capital Advisors, LLC or its registered assigns or permitted transferees (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company 250,000 shares, as adjusted from time to time as provided in Section 6 hereof, of common stock, $0.001  par value (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at a price of $0.12 (twelve cents) per Warrant Share (the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including 5:00 p.m. New York City time on November 11, 2020 (the "Expiration Date"), and subject to the following terms and conditions.  This Warrant is being issued to the Warrant Holder in connection with the execution of that certain Amended and Restated Promissory Note dated as of November 11, 2015, by and between the Company and the Warrant Holder (the “Senior Note”).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Senior Note.

1.              Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time.  The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.              Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an accredited investor affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. Subject to Section 10 hereof, the Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws.

3.             Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.             Registration of Transfers and Exchange of Warrants.

a.        All or any portion of this Warrant shall be assignable or transferable by Warrant Holder to a corporation, partnership or limited liability company that directly or indirectly controls or is controlled by such Warrant Holder,  subject to such terms and conditions with respect to such assignment or transfer as Warrant Holder shall determine and  provided that the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Warrant.

b.        Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 12.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

c.         This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated the date of such exchange.

5.             Exercise of Warrants.

a.        Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 12, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue and deliver or cause to be issued  and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a stock certificate for the number of Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise. In connection with such exercise, the Warrant Holder, or such person so designated by the Warrant Holder in accordance with this paragraph, shall be deemed a stockholder of record with respect to the Warrant Shares purchaser pursuant to such exercise, with all rights of a stockholder, including voting rights and rights to receive dividends.

b.        A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c.        This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d.          Cashless Exercise. The Warrant Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number =       (A x B) -- (A x C)
                                            B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the closing sale price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Form of Election to Purchase (the "Closing Price").

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

e.        Deemed Exercise.  If, at the Expiration Date for any Warrant Shares, this Warrant has not theretofore been exercised with respect to such Warrant Shares, and the Closing Price on the business day immediately prior to the Expiration Date is greater than the Exercise Price, then the Warrant Holder shall be deemed to have exercised this Warrant in whole with respect to such Warrant Shares immediately prior to such Expiration Date and shall be deemed to have elected to pay the aggregate Exercise Price pursuant to paragraph d. (Cashless Exercise) of this Section 5, and the Date of Exercise with respect to such deemed exercise shall be the date on which such Expiration Date occurs.

6.              Adjustment of the Number of Shares.  The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a.          Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Exercise Price and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b.             Distributions of Other Property.  If, at any time while this Warrant remains outstanding and unexpired with respect to any Warrant Shares, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding ordinary cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) of this Section 6), then, in lieu of an adjustment to the number of shares Company Common Stock purchasable upon the exercise of this Warrant, the Warrant Holder, upon the exercise hereof at any time after such distribution shall be entitled to receive from the Company the stock or other securities to which the Warrant Holder would have been entitled if the Warrant Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6.

c.          Certificate as to Adjustments.  In case of any adjustment or readjustment in the number or kind of securities issuable on the exercise of this Warrant, or the Exercise Price, the Company will promptly give written notice thereof (but in no event later than 5 business days thereafter) to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7.               Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8.              Sale or Merger the Company.  The Company will give Warrant Holder 15-day written notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity (a "Fundamental Transaction").  The Company shall not enter into or be party to such Fundamental Transaction unless the surviving entity assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance satisfactory to the Warrant Holder and approved by the Warrant Holder prior to such Fundamental Transaction, including agreements to deliver to the Warrant Holder in exchange for this Warrant a security of the surviving entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Warrant Holder.

9.              Issuance of Substitute Warrant.   In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares upon the surrender of this Warrant to the Company.

10.            Listing of Shares.   The Company shall promptly secure the listing of all of the Warrant Shares issuable hereunder upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of Warrant Shares.

11.            Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Warrant Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the this Warrant, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant  (without regard to any limitations on exercise).

12.            Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

HealthWarehouse.com, Inc.
7107 Industrial Road
Florence, KY 42042
Fax: (866) 821-3784
Attn: Chief Executive Officer

with a copy (for informational purposes only) to:

Kenneth Tabach, Esq.
Silver, Freedman, Taff & Tiernan, LLP
3239 K Street, NW, Suite 100
Washington, D.C. 20007
Telephone: 202-295-4500

If to the Warrant Holder:

Melrose Capital Advisors, LLC
c/o Statman, Harris & Eyrich, LLC
441 Vine Street, 37th Floor
Cincinnati, Ohio 45202

With a copy (for informational purposes only) to:

Statman Harris & Eyrich, LLC
441 Vine Street, 37th Floor
Cincinnati, Ohio 45202
Attn: Fern Goldman

13.             Loss of Warrant.  Upon receipt by the Company of satisfactory evidence of loss, theft, destruction or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void.

14.             Miscellaneous.

a.            This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

b.           Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c.            This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.  Each party irrevocably submits and consent to the exclusive jurisdictions of the United States District Courts of the State of Delaware, or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Delaware, and hereby agrees that such courts shall be the exclusive proper forum for the determination of any dispute arising hereunder.

d.            The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e.            In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f.            The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

g.            The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Warrant Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Warrant Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.  If any action, suit, or other proceedings is instituted concerning or arising out of this Warrant, the prevailing party shall recover all of such party's costs and reasonable attorney's fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from any such action, suit or other proceeding.

h.            From and after the date of this Warrant, upon the request of the Warrant Holder or the Company, the Company and the Warrant Holder shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Warrant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the Grant Date first above stated.

Healthwarehouse.com, Inc.

By:  /s/   Lalit Dhadphale________________________________
Name:     Lalit Dhadphale, President and Chief Executive Officer

FORM  OF  ELECTION  TO  PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  HealthWarehouse.com, Inc.

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock, par value $.001 per share  (“Common Stock”), of HealthWarehouse.com, Inc. and encloses one warrant and $____________ for each Warrant Share being purchased or an aggregate of $______________  in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant. The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

___________________________________________

___________________________________________

___________________________________________
(Please print name and address)

___________________________________________
(Please insert Social Security or Tax Identification
Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

___________________________________________

___________________________________________

___________________________________________
(Please print name and address)

Dated:  _____________________________________

Name of Warrant Holder:

(Print)              ______________________________

(By:)                 ______________________________

(Name:)             ______________________________

(Title:)                ______________________________

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

FORM OF ASSIGNMENT PURSUANT TO SECTION 4(a)

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED hereby sells, assigns and transfers unto

____________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ______________________

Signature: ________________________________

(Signature must confirm in all respects to name of holder as specified on the face of the
Warrant Certificate.)

_______________________________________
(Insert Social Security or Other Identifying Number of Assignee).